U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOJO ENTERTAINMENT, INC.

(Name of Small Business Issuer in its charter)

NEVADA	7373	86-1098668
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

328 North Market Street, #338, San Jose, CA 95110

267-235-6236

(Address of principal place of business or intended principal place of business)

Parsons Law Firm

10900 NE 4th St., Ste. 2070,

Bellevue WA 98004

425-451-8036

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: The proposed date of sale will be as soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

Calculation of Registration Fee
Title of each Class of Securities To be Registered	Shares to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	1,046,000	$0.20	$209,200	$87.50

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

MOJO ENTERTAINMENT, INC.

SELLING STOCKHOLDERS' PROSPECTUS

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Securities Being Offered

Up to 1,046,000 Shares Of Common Stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders. The maximum offering price for the securities offered by selling shareholders will be $0.10, based on the latest price paid by existing shareholders

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued and to be Issued	All of the common stock to be sold under this prospectus will be sold by existing shareholders.

There is currently no public market for the common stock. Therefore, the selling shareholders will sell their stock at $0.10 per share until the close of the offering.

This offering involves a high degree of risk; see RISK FACTORS, beginning on page 5, to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

SUMMARY INFORMATION AND RISK FACTORS

Prospectus Summary. The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

SUMMARY

This is a public offering of up to 1,046,000 shares of common stock of MoJo Entertainment, Inc. These shares are being offered by selling shareholders listed in this prospectus. The shares were acquired by the selling shareholders directly from the Company in private offerings that were relied upon as being exempt from registration under the US Securities laws.

There is no established market for the Company's securities. Further, though the Company will endeavor to establish a public market for its securities, no assurance can be given that a trading market will develop or be maintained in the securities of the Company in the future.

The Company is in the business of developing video game products for the coin-op arcade, and online video game industries. In the online video game aspect of the Company's activities, the Company has developed a classic arcade online tournament website. The MoJo Entertainment Online Classic Arcade site will be a subscriber based online tournament system, where classic arcade games are played via emulation. There will be a monthly subscription fee to be a member where the member can play/practice an unlimited number of games during that month. Tournament prize pools will be daily, weekly, and monthly, with a fee of $0.99 to enter into any tournament. The Company has not yet sold any subscriptions at this date. Unless otherwise indicated, all dollar amounts in this Prospectus are reflected in United States dollars. The MoJo Online Classic Arcade will offer products to its members that include arcade style control panels for real arcade play for all the MoJo classic games as well as a consumer version arcade video game cabinet that includes 24 classic arcade titles called Arcade Classics. MoJo will also offer classic game update packs for the Arcade Classics home unit which are currently being developed by Mr. Robert DeKett.  A substantial amount of work has been completed on the Company's website and can be viewed at www.mojoentertainment.biz. The website has a links to demonstrations of the arcade games "JOUST," "FROGGER," "SPACE INVADERS," "PAC-MAN," "DUCK HUNT," and "ASTEROIDS," which are six of many planned for the website. A prospective subscriber may access these demonstration games and experience the classic arcade game by clicking on "Game Demo."  The Company will continue to develop other classic arcade games and offer them on the website and then offer them in online tournament play.  On the Company's website consumers will be able to view the Mojo Classic Arcade style control panels.  Mr. DeKett, on behalf of the Company has entered into preliminary discussions with two control panel distributors, Nuby Tech and Happ Controls and prototype versions will be available on the Company's website in the first quarter of 2007. The Company has ordered the prototypes but has not entered into any long-term contracts with these companies at this time.

Since formation of the Company, the Company's President, Mr. DeKett, has dedicated a significant amount of time to advancing the development of a working prototype of the Mojo Classic Arcade website at www.mojoentertainment.biz., an arcade video game consumer cabinet, and a home version of the arcade style control panels.  Software development is continual, however, no daily operations of the Company are anticipated until the website has been completed, the control panel agreements are in place and the consumer arcade video game cabinet is available for direct sale. This is anticipated to be by the 4th quarter of 2007.

On September 20, 2006 Mr DeKett informed the Company that he would be unable to provide the amount of time commitment previously anticipated for the Company but would instead only be able to provide the amount of time and effort normally expected from an officer and director in his position. As such, his original consideration of 200,000 common shares par value $0.001 (pre-forward split 3.5:1 on January 20, 2004) issued for future services and reimbursement for the $200 advanced by Mr. DeKett for incorporation fees were returned to the Company. Mr DeKett will be reimbursed for the $200 incorporation fees and the Company agreed to pay Mr. DeKett an additional $3,300 for his services to date. In the future Mr. DeKett will be paid on an as needed consulting basis.

Our principal business office is located at 328 North Market Street #338 San Jose, CA  95110 and its phone number is 267-235-6236.

The Offering

Common Stock Offered for Resale 1,046,000 shares

Securities to be outstanding after this offering 2,601,000 shares

Use of Proceeds

We will not receive proceeds from the resale of the Common Stock described in this Prospectus.

SUMMARY FINANCIAL INFORMATION

The summary financial information set forth below is derived from more detailed financial statements appearing elsewhere in this prospectus. We have prepared our financial statements contained in this prospectus in accordance with generally accepted accounting principles in the United States of America. All information should be considered in conjunction with our financial statement, including notes thereto, contained elsewhere in this prospectus.

Statements of Operations	For the Nine Months Ended September 30, 2006	For the Year Ended December 31, 2005	For the Year Ended December 31, 2004	For the Period of December 29, 2003 (inception) to September 30, 2006
Revenue	$0.00	$0.00	$0.00	$0.00
Net Loss	$(18,168)	$(26,256)	$(49,403)	$(94,427)
Net Loss Per Share	$(0.006)	$(.008)	$(.015)

Balance Sheets	September 30, 2006	December 31, 2005	December 31, 2004
Total Assets	$5,199	$2,822	$27,271
Total Liabilities	$20,136	$3,391	$1,584

Shareholders' Equity (Deficit)	$(14,937)	$(569)	$25,687

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the Selling Shareholders and any discounts or commissions payable with respect to sales of the shares, will be paid by the Company.

SEC registration fee                              $    87.50

Accounting fees and expenses                3,000.00

Legal fees and expenses                         3,000.00

Total                                                      $6,087.50

Revenues

The Company has no operating sales contracts to date and therefore has no revenue.

Operating Expenses

Operating expenses include consulting and audit fees, and miscellaneous office expenses, and totaled $26,256 and $49,403 for the years ended December 31, 2005 and 2004, respectively, and $18,168 and $23,149 for the nine months ended September 30, 2006 and 2005, respectively. Consulting fees were paid for Power Point presentations and are currently being paid for website development. Since its inception, the Company has paid consulting fees of $3,500 to Bob DeKett to cover time dedicated to the development of the Company's website and Power Point presentations. On September 20, 2006 Mr DeKett informed the Company that he would be unable to provide the amount of time commitment previously anticipated for the Company but would instead only be able to provide the amount of time and effort normally expected from an officer and director in his positions. As such, his original consideration of 200,000 common shares par value $0.001 (pre-forward split 3.5:1 on January 20, 2004) issued for future services and reimbursement for the $200 advanced by Mr. DeKett for incorporation fees were returned to the company. Mr DeKett will be reimbursed for the $200 incorporation fees and the Company agreed to pay Mr. DeKett an additional $3,300 for his services to date. In the future Mr. Dekett will be paid on an as needed consulting basis.

The funds available to the Company from our private offerings were for a total of $79,650 and were adequate to cover general operating expenses, develop a website and demonstration of the arcade games that are available for demonstration purposes on the Company's website. Further funding of approximately $15,000 will be required to construct prototypes of arcade style control panels for real arcade play for all the MoJo classic games as well as a prototype of a consumer version arcade video game cabinet that includes classic arcade titles for the Mojo Arcade Classics. To this end, the Company raised another $25,000 during November 2006.

 The amounts spent through September 30, 2006 as stated in the audited financials within this filing from the Company's inception is more particularly described as follows:

Expenses

Expenses

Professional fees                                                     $     57,116

General and Administrative                                             36,711

Organizational costs                                                            600

Total expenses                                                            $ 94,427

The Company had working capital (deficit) of ($14,937) at September 30, 2006, and ($569) and $25,687 at December 31, 2005 and 2004, respectively. The Company's continued operations will depend upon its ability to raise additional funds through bank borrowings, equity or debt financing, or asset sales. In the fourth quarter of 2006, the Company will offer private placements in the amount of $75,000. No other attempts to raise funds from banks or other financial institutions have taken place to date. The Company may not be able to obtain additional funding when needed, and such funding, if available, may not be able to be obtained on terms acceptable to the Company. If the Company cannot obtain needed funds, it may be forced to curtail or cease its activities. If additional shares were issued to obtain financing, current shareholders may suffer a dilutive effect on their percentage of stock ownership in the Company. If we are unable to raise capital from the sale of securities, loans, or industry partnerships in the future, we will not be able to develop a full array of online arcade games and may, at some time, become insolvent. The Company raised another $25,000 during November 2006.

Income Taxes

The Company does not anticipate having to pay income taxes in 2006, due to our absence of net profits.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about those risks, together with the other information contained in this prospectus and any other filings we make with the United States Securities and Exchange Commission before you decide whether to buy our shares. Should any one or more of these risks actually materialize, the results of our operations and our financial condition would likely suffer. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risk Factors Related to MoJo Entertainment, Inc

An investment in shares of our common stock is very risky. You should carefully consider the following factors before deciding to invest.

Risks Relating to This Offering

Risk of investing in a Company with limited operating history could result in a loss of a shareholder's entire investment.

MoJo Entertainment, Inc., a Nevada corporation ("Company"), was organized on December 29, 2003. The business office of the Company is located at 328 North Market Street #338 San Jose, CA  95110.

The Company operates on a calendar year.

Currently, the Company has no employees and is being operated by the director Robert DeKett who serves in the capacity of President and Chief Financial Officer. Mr. DeKett is also acting as a consultant to the Company and is continuing to expand the website and software associated with the arcade games. The Company is in its initial stages of development with no revenues or income and is subject to all the risks inherent in the creation of a new business. Since the Company's principal activities to date have been limited to organizational activities, it has no record of any revenue-producing operations. Consequently, there is no operating history upon which to base an assumption that the Company will be able to achieve its business plans.

If we are unable to obtain adequate financing, the Company could fail, and a shareholder could lose his or her entire investment.

The Company does not currently have enough cash to begin its operations of on-line subscriptions and pay its expenses for the next 12 months.

The funds available to the Company from the first four private offerings has beenadequate for it to implement its website development and the demonstration software of six arcade gameson the Company's website. The Company had working capital (deficit) of ($14,937) at September 30, 2006, and ($569) and $25,687 at December 31, 2005 and 2004, respectively. However, the Company will require an additional $75,000 in order to develop further arcade games and software projects and therefore will depend upon its ability to raise additional funds through bank borrowings, equity or debt financing, or asset sales over the next 12 months. There is no assurance that the Company will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to the Company. If the Company cannot obtain needed funds, it may be forced to curtail or cease its activities. If we are unable to raise capital from the sale of securities, loans, or industry partnerships in the future, we will have to scale back our operations and may, at some point, become insolvent. The Company raised another $25,000 during November 2006.

We are dependent upon certain officers, key employees, and consultants; therefore, a loss of any these individuals could result in the failure of the Company.

The Company is substantially dependent upon the efforts of a few key officers, directors, and consultants to the Company. Should any of these individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects. We are dependent on the services of Robert DeKett (President) of MoJo Entertainment, Inc. Loss of the services of Mr. DeKett could have a material adverse effect on the Company's operations.

During 2004 the Company entered into a consulting agreement with Wannigan Capital Corp. to provide assistance in its day-to-day operations. Specifically, they assisted in the following:

designing and developing the Company website;

providing introductions to the hosting webmaster and daily interaction with Mr. DeKett on design suggestions and content;

providing short lists of and initial contact with SEC approved auditors and attorneys;

providing ongoing office space, secretarial services and duplicate storage of corporate records and documents;

providing assistance in the regulatory submissions required for this registration; and

assisting Robert DeKett with strategies to expand the software program to develop additional game-play products.

This agreement terminated in 2005, and was not renewed, however they continue to provide office and secretarial services as needed at no charge to the Company. We have not entered into employment agreements with any of these individuals, and do not maintain key-man life insurance on any MoJo officers or employees.

We are thinly staffed, and if our employees and consultants are unable to to manage the affairs of the Company, the Company could fail and an investor could lose his or her entire investment.

The day-to-day activities are being executed by the directors of the Company. Unless and until additional employees are hired, our attempt to manage our projects and obligations with such a limited staff could have serious adverse consequences, including without limitation, a possible failure to meet a material, contractual, or SEC deadline. As of the date of this filing, the Company had no full-time employees. The Company utilizes the services of various individuals on a consulting basis, however, none have contracts with the Company. The two main consultants the Company depends upon are Robert DeKett and David Foley of Hyperware Technologies Inc.  Robert DeKett has received $3,500 for consulting and website development, but no management salary to date. On September 20, 2006 Mr DeKett informed the Company that he would be unable to provide the amount of time commitment previously anticipated for the Company but would instead only be able to provide the amount of time and effort normally expected from an officer and director in his position. As such, his original consideration of 200,000 common shares par value $0.001 (pre-forward split 3.5:1 on January 20, 2004) issued for future services and reimbursement for the $200 advanced by Mr. DeKett for incorporation fees were returned to the company. Mr DeKett will be reimbursed for the $200 incorporation fees and the Company agreed to pay Mr. DeKett an additional $3,300 for his services to date. In the future Mr. DeKett will be paid on an as needed consulting basis.

Mr. Foley receives his compensation from HyperWare Technologies Inc and has not received any compensation from the Company. HyperWare may be a supplier to the Company in the future.

The Internet video game industry is highly competitive, and there is no assurance the Company can compete.  If the Company cannot compete, an investor could lose his or her entire investment

The Online Classic Arcade industry is highly competitive. Most of our current and potential competitors have far greater financial resources and a greater number of experienced and trained managerial and technical personnel than we do. We can provide no assurance that we will be able to compete with, or enter into cooperative relationships with any such firms. Such competition could have a material adverse effect on the Company's ability to execute its business plan as well as profitability.

There presently is no market for the Company's stock, so a Shareholder may not be able to sell his or her shares

Most of our outstanding shares will be free trading and, if sold in large quantities, may adversely affect the market price for our common stock.

1,046,000 of the 2,601,000 shares of common stock issued and outstanding as of September 30, 2006 will be free trading or are eligible for resale under Rule 144 under the Securities Act. Although the resale of certain of these shares may be subject to the volume limitations and other restrictions under Rule 144, the possible resale of the remaining shares may have an adverse effect on the market price for our common stock.

At present, no market exists for the Company's Common Stock. Upon the filing of this Registration Statement, the Company intends to commence trading on the NASDAQ Over-the-Counter Bulletin Board ("OTC/BB"). There can be no assurance that trading will commence on the OTC/BB or that the OTC/BB will provide adequate liquidity or that a trading market will be sustained. A purchaser of stock may, therefore, be unable to resell shares purchased should the purchaser desire to do so. Furthermore, it is unlikely that a lending institution will accept the Company's securities as pledged collateral for loans unless a trading market develops providing necessary and adequate liquidity for the trading of shares.

The Company will need to sell shares to raise capital, and existing shareholders' ownership interest in the Company will be diluted and the shareholder's value could be diminished.

MoJo Entertainment Inc has authorized capital of 75,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock. As of the date of this filing, there were 2,601,000 shares of common stock issued and outstanding. Our board of directors has authority, without action or vote of our shareholders, to issue all or part of the authorized but un-issued shares. Any issuance of shares described in this paragraph will dilute the percentage ownership of our shareholders and may dilute the book value of the common stock. The sale of Common Stock by the Selling Shareholders pursuant to this Prospectus will be at negotiated prices for individual transactions or at the trading price for the Common Stock at the time of the sale, which will vary. Any purchaser of the Common Stock will be buying such stock at a value substantially in excess of the per share book value. If additional shares were issued to obtain financing, current shareholders may suffer a dilutive effect on their percentage of stock ownership in the Company.

We have not paid any dividends and do not expect to pay dividends in the near future.

We have not paid, and do not plan to pay, dividends on our common stock in the foreseeable future, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to shareholders.

Due to our losses and lack of capital and revenues, there is substantial doubt as to our ability to continue as a going concern and a shareholder could lose his or her entire investment.

The Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. This could result in the entire loss of investment. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development stage in accordance with SFAS 7, "Accounting and Reporting by Development Stage Enterprises."

The Company has not yet sold any subscription nor has it entered into any contracts with game publishers and therefore has no revenues to date.  The website of the Company has links to demonstrations of the arcade games "JOUST," "FROGGER," "SPACE INVADERS," "PAC-MAN," "DUCK HUNT," and "ASTEROIDS," which are six of many games planned for the website. A prospective subscriber may access these demonstration games and experience the classic arcade game, however these demo games are still at no charge and do not contribute revenues to the Company at this time.

FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the "risk factors" section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

USE OF PROCEEDS

We will realize no proceeds from the sale by selling shareholders of the shares covered by this registration statement. Since no new shares are being issued as a result of this offering, there is no dilution to the current shareholders. The expenses incurred from this offering will be borne by the Company.

DETERMINATION OF OFFERING PRICE

MoJo Entertainment, Inc. intends to apply for listing on the Over-the-Counter Bulletin Board ("OTCBB"), or similar exchange. Until such time as a listing is approved, selling shareholders will sell their stock at $.20 per share. This price is based on the price at which shares were sold to existing shareholders. Once listing is obtained on the OTCBB (or similar exchange), the offering price will be determined by market factors and the independent decisions of the selling shareholders. See Plan of Distribution below.

SELLING SHAREHOLDERS

The Selling Shareholders are offering hereby a total of up to 1,046,000 shares of our Common Stock. The following table sets forth certain information with respect to the Selling Shareholders as of the date of this filing.

The Selling Shareholders are not currently affiliates of the Company, and have not had a material relationship with the Company or its affiliates during the past three years.

Name of Beneficial Owner of Common Shares Offered for Sale in this Offering	Address of Beneficial Owner of Common Shares Offered for Sale in this Offering	Number of Shares Held Prior to Offering	Maximum Number of Common Shares Offered for Sale in this Offering	Number of Shares at Close of Offering
Warren Brown	72 Inverness Dr., SE Calgary AB, Canada T2Z 3E4	140,000	140,000	0
Konstantine Tsakumis	3238 Vine St., Vancouver, B.C. Canada V6L 3G6	2,000	2,000	0

Diane Tsakumis	3238 Vine St., Vancouver, B.C. Canada V6L 3G6	2,000	2,000	0
Brian Cole	405 - 1680 Balsom St., Vancouver, B.C. Canada V6K 3M1	10,000	10,000	0
Benjamin Taylor	2101 - 1022 Nelson St., Vancouver, B.C. Canada V6E 4S7	5,000	5,000	0
Steve Clare	1238 Seymour St., Apt. 711, Vancouver, B.C. Canada V6B 6J3	2,000	2,000	0
Ninan Thampy	15806 96th Ave., Surrey, B.C. Canada V4N 2L6	10,000	10,000	0
Simon Chen	6097 Service St., Burnaby B.C. Canada V5H 1V7	10,000	10,000	0
Lauren Militzer	13849 24th Ave., Surrey, B.C. Canada V4A 2H1	5,000	5,000	0
Edward Militzer	13849 24th Ave., Surrey, B.C. Canada V4A 2H1	5,000	5,000	0
Lokesh Chaudry	9474-153 ST., Surrey B.C. Canada V3R 9C7	10,000	10,000	0
Shyang-Jiun Kong	5108 Georgia St., Burnaby, B.C. Canada V5B 1V1	20,000	20,000	0
Susan Kong	5108 Georgia St., Burnaby, B.C. Canada V5B 1V1	40,000	40,000	0
Jessie Dusangh	11050 Southridge Rd Delta B.C. Canada V4E 3M3	50,000	50,000	0

Karen Dusangh	11050 Southridge Rd Delta B.C. Canada V4E 3M3	10,000	10,000	0
Perry Yuen	5742 Sherbrooke St., Vancouver, B.C. Canada V5W 3M9	10,000	10,000	0
Gary Chong	4689 - 36th Ave, Delta, B.C. Canada V4K 3N2	180,000	180,000	0
Richard Wittstock	#502 - 1228 W. Hastings St., Vancouver, B.C. Canada V6E 4S6	40,000	40,000	0
Karen Bradley	202 - 1388 Homer St., Vancouver, B.C. Canada V6B 6A7	10,000	10,000	0
Steven Vereschagin	5345 Laurel Dr, Delta, B.C. Canada V4K 3S4	10,000	10,000	0
Hugo Park	6888 Cartier St., Vancouver, B.C. Canada V6P 6S2	10,000	10,000	0
Nancy Chong	5345 Laurel Dr, Delta, B.C. Canada V4K 3S4	10,000	10,000	0
Coastal Asset Management	555 Burrard St., 9th Floor, Vancouver, B.C. Canada V7X 1M8	200,000	200,000	0
Lloyd Jeffs	5218 Walnut Place, Delta, B.C. Canada V4K 3B4	5,000	5,000	0
Joyce Chong	5218 Walnut Place, Delta, B.C. Canada V4K 3B4	5,000	5,000	0
Mike Flowerdew	2158 Tower Court, Port Coquitlam, B.C. Canada V3C 5E3	5,000	5,000	0

John Bevilaqua	#1008 - 819 Hamilton St., Vancouver, B.C. Canada V6B 6M2	5,000	5,000	0
Jeff Sundar	#601 - 1226 Hamilton St., Vancouver, B.C. Canada V6B 6M2	5,000	5,000	0
Brad Stuit	334 Moyne Dr., West Vancouver, B.C. Canada V7S 1J5	100,000	100,000	0
Bruce Hannan	125 Somerset Pk., S.W. Calgary, AB Canada T2Y 3H5	10,000	10,000	0
Hugh Scarlett	5155 Cumberland Ave., Montreal Quebec, Canada H4V 2X7	20,000	20,000	0
Robert Stocks	3 Commanche Dr., Ottawa, ON Canada K2E 6E8	20,000	20,000	0
Amanda Polak	#204- 2555 West 4th Ave., Vancouver, B.C. Canada V6KK 1P5	20,000	20,000	0
Jarrett Guy	2101 - 1022 Nelson St., Vancouver, B.C. Canada V6E 4S7	5,000	5,000	0
Tammy Seibel	F- 1111 Marinaside Cres., Vancouver, B.C. Canada V6Z 2Y3	5,000	5,000	0
Farham Rhemtulla	#301 - 212 Davie St., Vancouver, B.C. Canada V6B 5Z4	5,000	5,000	0
Jay Senick	#2102 - 1288 W. Cordova St., Vancouver, B.C. Canada V6C 3L2	20,000	20,000	0

Hanif Virani	7331 Williams Rd., Richmond., B.C. Canada V6E E3A	5,000	5,000	0
Wade Peckham	F- 1111 Marinaside Cres., Vancouver, B.C. Canada V6Z 2Y3	5,000	5,000	0
Steve Rowles	#210 - 1410 Maple St., Vancouver, B.C. Canada V6J 3R9	10,000	10,000	0
Derrick Lewis	804 18th Ave. SW Calgary AB T2T 0G8	5,000	5,000	0
Total		1,046,000	1,046,000

None of these selling shareholders are broker-dealers or affiliates of broker-dealers.  All shareholders were given Offering Memorandums and subsequently purchased their shares with Subscription Documents.

DIVIDEND POLICY

We have not paid dividends on our common stock, and we do not have retained earnings from which to pay dividends. Even if we were able to generate the necessary earnings, it is not anticipated that dividends will be paid in the foreseeable future, except to the extent required by the terms of any cumulative preferred stock that may be authorized and issued in the future.

PLAN OF DISTRIBUTION

Until the Company's common stock is quoted on the OTC Bulletin Board, the Selling Shareholders will sell their stock at $.20 per share. Once the Company's stock is approved for trading on the OTC Bulletin Board (or similar exchange), the Selling Shareholders will be free to offer and sell their common shares at such times, in such manner and at such prices as they may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities. The Selling Shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

The Selling Shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Each Selling Shareholder is, and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

Because the Selling Shareholders are "underwriters" within the meaning of Section 2(11) of the Securities Act, they will be subject to prospectus delivery requirements.

We have informed the Selling Shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to their sales in the market and have provided each Selling Shareholder with a copy of such rules and regulations.

The Selling Shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conforms to the requirements of such Rule.

The Penny Stock Reform Act (Securities Exchange Act Sect. 3(a)(51A)) defines a penny stock as an equity security that is not registered on a national stock exchange or authorized for quotation on NASDAQ, and that sells for under $5.00 per share. MoJo Entertainment, Inc. will be considered a penny stock under said Act. Since MoJo Entertainment, Inc. stock will be considered a penny stock, a broker-dealer is required to provide a risk disclosure statement to a customer prior to recommending the sale of its stock. This could severely limit the ability to create a market for shares of MoJo Entertainment, Inc.'s stock.

LEGAL PROCEEDINGS

MoJo Entertainment, Inc. is currently not a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below is the name and age of each individual who was a director or executive officer of MoJo Entertainment Inc as of September 30, 2006, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name	Age	Position with the Company	Term Of Office

Robert DeKett	51	President/Director/CFO	President and Director from inception (December 29, 2003) to present. CFO from December 30, 2004 to present.
K. Sean Liebscher	33	Director	January 20, 2004 to present

All directors serve for a period of one year, or until the next annual shareholders meeting.

Biographical Information

The following paragraphs set forth brief biographical information for the aforementioned directors and executive officers:

Robert DeKett, President/Director/CFO

Mr. DeKett, age 51, has been President and Director of the Company since Inception (December 29, 2003) to present, and has over 15 years in the Coin-Op & Consumer Video game and Multimedia industries. As a technologist and Business Development professional, he has negotiated licensing agreements, procurement agreements, manufacturing agreements and sales agreements throughout the USA, Europe and Asia, with companies like SEGA, Namco, Universal, Merit Industries, Sci, Sony, Microsoft and others. Bob has lectured and conducted seminars at numerous industry conferences and trade shows on topics ranging from Game Design and Porting to Game Hardware platforms. For the past five years Mr. DeKett has been acting as an independent contractor who has provided services for companies such as Extreme Media as a game producer for the arcade game called Tag-Em. He is currently acting as VP of Business Development for UltraCade Technologies where he has acquired licenses from the NTRA and Breeders' Cup for the arcade game Breeders' Cup Tournament Edition. Mr. DeKett is a consultant upon whom the Company depends to assist in the development of the Company's Intellectual Properties and website.

Robert DeKett has received $3,500 for consulting and website development, but no management salary to date. Mr. DeKett has devoted about 60 hours a month developing the Company's projects. On September 20, 2006, Mr DeKett informed the Company that he would be unable to provide the amount of time commitment previously anticipated for the Company but would instead only be able to provide the amount of time and effort normally expected from an officer and director in his position. As such, his original consideration of 200,000 common shares par value $0.001 (pre-forward split 3.5:1 on January 20, 2004) issued for future services and reimbursement for the $200 advanced by Mr. DeKett for incorporation fees were returned to the company. Mr DeKett will be reimbursed for the $200 incorporation fees and the Company agreed to pay Mr. DeKett an additional $3,300 for his services to date. In the future Mr. Dekett will be paid on an as needed consulting basis.

K. Sean Liebscher, Director.

Mr. Liebscher, age 33, has been a Director of the Company from January 20, 2004 to the present time. He started his business career with Blockbuster Video Buffalo NY before transferring to Sacramento CA. He joined MUSICLAND group, inc. a subsidiary of Minneapolis-based The Musicland Group, Inc., a subsidiary of Sun Capital Partners, a Boca Raton, Florida based private equity firm, a specialty retailer of pre recorded entertainment software products. Musicland and its subsidiaries operate more than 1,000 stores operating under 3 individual marquees, Sam Goody Music -, SunCoast Videos' and Media Play - and Mr. Liebscher was directly responsible for a staff of 15. Mr. Liebscher was Marketing Manager for US & Foreign Communications and was directly responsible for the creation of promotional materials, coordination of convention events, and public relations for the Electric Car Company, a division of ETC Industries Ltd., a Public Company. An Alumnus of Erie College, Buffalo NY where his principal focus was business administration, Alumnus of American River College, Business Administration in Management and an Alumnus California State University at Hayward. In 1999, K. Sean Liebscher joined Bank of America and is currently a full time employee, branch manager and Vice-President of the bank.

Neither of the Company's Officers and Directors is employed by the Company full time, and each spends less than ten percent of his work week on Company projects. Neither has involvement or duties with other companies that will present any conflicts of interest with his position or duties with MoJo Entertainment, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's officers, directors, and persons who own more than five percent of the Company's common stock as of the date of this filing. Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock of 2,601,000 as of the date of this filing.

The table is based upon information provided by our directors and executive officers.

Amount and Nature of Beneficial Ownership as of the date of this filing.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares

Robert DeKett (1)	328 North Market Street #338 San Jose, CA 95110	0	0%
Mr. Howard Bouch (2)	Grove House, 13 Low Seaton, Workington Cumbria, England CA141PR	1,400,000	53.83%
K. Sean Liebscher (1)	18403 SE 22 St. Vancouver, WA 98683	105,000	4.04%
Coastal Asset (3) Management Ltd	555 Burrard St., 9th Floor, Vancouver, B.C. Canada V7X 1M8	200,000	7.69%
All officers and directors as a group (2 persons)		105,000	4.04%

(1) Mr. Robert DeKett and Mr. K. Sean Liebscher are Directors of the Company and Mr. DeKett serves as President.

(2) Kevin Murphy, as President of Greenleaf Forum Investments Inc., purchased 1,400,000 shares of the Company's common shares in a private placement and subsequently entered into a contract with Howard Bouch, Grove House, 13 Low Seaton, Workington, Cumbria, England CA141PR, wherein Mr. Bouch purchased the 1,400,000 shares of the Company's common stock from Greenleaf Forum in a private sale at a price of $1,400 USD. A copy of the agreement is included as part of this registration statement as an exhibit. There are no arrangements between parties regarding future share ownership. On November 2, 2006 Mr. Bouch purchased an additional 250,000 shares of the Company's common stock in a private placement at $0.10 per share.

(3) Coastal Asset Management Ltd is a private Corporation whose majority shareholder is Mr. Jason Sundar.

DESCRIPTION OF SECURITIES

General

The following description of the capital stock of the Company and certain provisions of the Company's Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws.

The Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking funds applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan, other financing arrangements or otherwise. See a copy of the Articles of Incorporation and Bylaws of the Company, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-2. As of the date of this Form SB-2, the Company had 2,601,000 shares of common stock outstanding.

Non-Cumulative Voting.

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Common Stock

The Common Stock holders have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to the holders of shares of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the Common Stock and no redemption or sinking fund provisions exist for the benefit thereof. All outstanding shares of Common Stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable.

As a consequence of their ownership of Common Stock, the current stockholders of the Company will continue to control a majority of the voting power of the Company and, accordingly, will be able to elect all of the Company's directors.

Preferred Stock

There are no Preferred shares authorized or issued.

Employee Stock Option Plan

The Company does not have an Employee Stock Option Plan at this time.

Transfer Agent

Stalt, Inc., 671 Oak Grove Avenue, Suite C, Menlo Park, CA 94025 will serve as Transfer Agent for the shares of Common Stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons Law Firm, of Bellevue, Washington, independent legal counsel, has provided an opinion on the validity of MoJo Entertainment, Inc.'s common stock.

Effective on January 1, 2006, Child, Sullivan & Company, the independent registered public accounting firm who was previously engaged as the principal accountant to audit the Company's financial statements, changed its accounting practice from a corporation to a professional limited liability company named Child, Van Wagoner & Bradshaw, PLLC. As this is viewed as a separate legal entity, the Company terminated its accounting arrangement with Child, Sullivan & Company. The decision to change principal accountants was approved by the Company's Audit Committee and subsequently approved by the Board of Directors.

The balance sheets of MoJo Entertainment, Inc. as ofSeptember 30, 2006 and the statements of operations, stockholders' equity (deficit), and cash flows for the nine months then ended, and for the period of inception (December 29, 2003) to September 30, 2006, included in this Prospectus and Registration Statement, have been included herein in reliance on the opinion of Child, Van Wagoner & Bradshaw, PLLC, independent registered public accountants, given on the authority of that firm as experts in auditing and accounting. That report, dated November 30, 2006, contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 5 to those financial statements.

We have also included audited financials for the years ended December 31, 2005 and 2004, and for the period of inception (December 29, 2003) to December 31, 2005. That report, dated May

31, 2006 also contains an explanatory paragraph describing going concern considerations, as described in Note 5 to those financial statements.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As permitted by Nevada Statutes and as provided under its Articles of Incorporation and by-laws, MoJo Entertainment may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been MoJo's directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities originating under the Securities Act of 1933 may be permitted to directors, officers or persons controlling MoJo pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

DESCRIPTION OF BUSINESS

Business Development

MoJo Entertainment, Inc. was incorporated in the State of Nevada on December 29, 2003. Since its inception, MoJo has not been involved in any bankruptcy, receivership or similar proceedings. It has not undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Since Inception the Company has raised approximately $104,000.  The Company has retained professional legal, transfer agent and accounting services.  It has hired consultants to assist it in coordinating its regulatory filings and developing its technology and an interactive website that includes demonstrations of six arcade games "JOUST," "FROGGER," "SPACE INVADERS," "PAC-MAN," "DUCK HUNT," and "ASTEROIDS," and designing products for its members that include arcade style control panels for real arcade play for all the MoJo classic games, as well as a consumer version arcade video game cabinet that includes classic arcade titles for the Mojo Arcade Classics.

General

The Company is in the business of developing video game products for the coin-op arcade, and online video game industries. In the online video game aspect of the Company's activities, the

Company has developed a classic arcade online tournament website. The MoJo Entertainment Online Classic Arcade site will be a subscriber based online tournament system, where classic arcade games are played via emulation. There will be a monthly subscription fee to be a member where the members can play/practice an unlimited number of games during that month. Tournament prize pools will be daily, weekly, and monthly, with a fee of $0.99 to enter into any tournament. The Company has not yet sold any subscriptions at this date and will not attempt to do so until the website is equipped with links to a greater number of arcade games for the subscriber to play. The subscriptions will be sold by Robert DeKett, President and founder of the Company.

Subscriptions will commence being sold upon completion of product testing, and the Company estimates that to be in the second quarter of 2007, coinciding with the completion of the Company's website.

The Company is currently in the expansion stage of both the website and the video game products. Since formation of the Company, Mr. DeKett has dedicated a significant amount of time to advancing the development of a working prototype of the MoJo Classic Arcade website at www.mojoentertainment.biz, an arcade video game consumer cabinet, and a home version of the arcade style control panels.  Software development continues, however, no daily operations of the Company are anticipated until the control panel agreements are in place and the consumer arcade video game cabinet is available for direct sale.

A substantial amount of work has been completed on the Company's website and can be viewed at www.mojoentertainment.biz. The website has links to demonstrations of "six of many games planned for the website. A prospective subscriber may access these demonstration games and experience the classic arcade game.  The Company will continue to develop other classic arcade games and offer them on the website and then offer them in online tournament play. Once the website is developed and functioning profitably, it is intended that the Company will then develop the same classic arcade products for the coin-op arcade industry.  On the Company's website, consumers can now view the MoJo Classic Arcade style control panels.  Mr. DeKett, on behalf of the Company has entered into preliminary discussions with two control panel distributors, Nuby Tech and Happ Controls, and prototype versions will be available on the Company website in the first quarter of 2007. The company has ordered prototype versions of both the control panels and the tabletop arcade console but has not entered into any contracts with these companies at this time.

The Company's President, Mr. Robert DeKett has extensive experience in developing video game products. Bob DeKett, who started in the industry at Merit Industries in 1985, has teamed up with another video game industry veteran, David Foley. Mr. Foley began his career in the video game industry as a game designer and producer in 1989, and is currently President and CEO of HyperWare Inc. (formerly Ultracade Technologies Inc).  Over the past 6 years, DeKett and Foley have successfully licensed over 250 classic video games from companies such as Capcom, Taito, Universal, Midway, and Tecmo in order to release the highly successful multi-game coin-op arcade system "UltraCade".

Mr. DeKett has been licensing classic video games and entertainment characters for over 10 years for various video game companies where he has either been employed or acted as an independent contractor. Over the span of Mr. DeKett's 25 years of experience in the video game industry, he has formed and maintained close business relationships with a large number of video game manufacturers on a worldwide basis, especially in Japan, including Taito, Capcom, Jaleco, Irem, Sega, and also in the USA with companies such as Midway, Atari, and Williams. Through these longstanding relationships and his previous execution of license agreements with these manufacturers for other companies for which Mr. DeKett was employed, Mr. DeKett has the relationships and ability to procure license agreements for MoJo Entertainment. Mr. DeKett has been engaged in discussions with a handful of manufacturers/publishers in order to begin the process. The process consists of submitting a games list to a manufacturer/publisher, establishing the per title license fee (pricing) for Internet use and also video game cabinet use for the arcade and home (these 2 markets, i.e. the arcade and home are generally the same license fee). MoJo intends to begin executing the first License Agreements in the second quarter of 2007.

There is no requirement for game-play of any title on the web or in a video game cabinet when there is no fee charged for game-play. If a video game is offered for game-play on the Internet without any commercial monetary charge to play a game as a demonstration or for fun, there is no legal restriction. This precedent was set by the origin of MAME (Multiple Arcade Machine Emulator) on the Internet. Under the guidelines of EULA (End User License Agreement), if a video game is purchased, resides in a video game cabinet and game-play is offered without any commercial monetary charge to play a game as an example or for fun, there is no restriction. The Company has already implemented market sampling and will continue to do so through the fourth quarter of 2006. This sampling for game-play exists on the MoJo website for users to play six classic titles: "JOUST ," "FROGGER," "SPACE INVADERS," "PAC-MAN," "DUCK HUNT," and "ASTEROIDS." These do not require a license, as it is free to play and therefore does not require a fee. The purpose for this sampling is to prove to the test market and potential investors that you can play classic arcade games over the Internet, that the software is functional and that it can be accessed through the MoJo website. The Company intends to add other titles for sample game-play over the next twelve months and poll the number of game-plays in order to craft the marketing strategy for its products. Mojo will add and exchange games to ascertain which games have the higher usage and demand so that the Company can best focus on what games will bring the highest traffic to our site.

The Company is utilizing the services of Robert DeKett and David Foley of HyperWare Inc (formerly UltraCade Technologies Inc.) to develop its video game products.  The website construction to date has been accomplished by Robert DeKett, President of the Company, and Mr. DeKett has received no management salary to date associated with the time he has spent on behalf of the Company, but has received consulting fees directly associated with specific website creation and technology development.

Development of the products has been in process over the past 18 months on a part time basis. Development continues through our own internal resources and the support of outside contractors who have contributed strategic business ideas and plans for future products, such as a futuristic game called "BATTLEGALAXY." They have also supplied plans for further development of existing products. The Company intends to employ outside contractors or joint venture these products, dependant upon obtaining sufficient funding. An actual license for the classic titles is not required for the development of the emulation software and user interface. Licenses will be required in order to offer game-play from the website for a fee, and will be required for sale of game cabinets.

The engine for the emulation of classic games is working whereby the company can run over 300 classic games in the same format as the games were played originally. The user interface for the games to be integrated into the MoJo consumer game cabinet, called MoJo Arcade Classics, is 80% complete.  Proof of concept versions or prototypes of the control panels to be used in conjunction with playing classic titles are complete.

Within the next twelve months, the company intends to complete the entire operating system, emulation system and user interface for the game cabinet called MoJo Arcade Classics. The company also plans to integrate the same technology for use on the MoJo website for game play subscriptions, downloading of game ROMS and participation in online tournaments. With the technology in place, licenses will be required to bring these products to market.

MoJo intends to complete its technology and through this proof of concept via the technology, obtain the game licenses of games already running on the MoJo platform.

Marketing

MoJo Entertainment is in discussions with game publishers such as Namco, Midway and Konami to participate with the Company.  The model for online game-play, in addition to the multi-game system called Arcade Classics has been discussed with these publishers. After the completion of the development of the online technology, the video game cabinet emulation system, user interface and Beta tests, the company will then be able to obtain licenses from the publishers. MoJo intends to enter into licensing agreements with these publishers, allowing MoJo to become the only online game site to offer selected classic arcade games from these publishers to be played in a tournament mode for cash prizes. These licensing agreements will allow MoJo to completely set itself apart from any other online game website including those who offer cash prizes.  Other game websites have entered into similar licensing agreements. GameTap has licenses for new and classic titles however the focus is primarily on newer titles. StarRoms has a license from only one publisher for legal downloading of the licensed games onto the user's computer, but cannot be played online. MoJo is dedicating itself to classic games only and the preservation of classic games to be played online through its website at www.mojoentertainment.biz.

MoJo has had numerous meetings with game publishers regarding the roadmap for development completion and title catalogs available for licensing. As of the date of this filing, the Company has not entered into any agreements with these publishers. The Company intends to complete the development of the online game-play technology and also the technology for emulation software, operating system and user interface over the next 6 months. At the time of completion there will be a 3-month period of Beta field testing and focus group testing. Versions of the software, known as beta versions, are released to a limited audience outside of the company. The software is released to groups of people so that further testing can ensure the product has few faults or bugs.

Currently, players who wish to play classic games may play those upright arcade games which still exist in field, e.g. in arcades. Another way to play classic video games is to utilize the video game emulator called MAME which was developed to allow players to run classic video game ROMs, which are also available for download on the web, via the Multiple Arcade Machine Emulator (MAME).

The company's website currently offers the classic title called "JOUST" from the publisher Midway, for free play demonstration play. Since the game is available to play for free, it does not require a license at this time. The company has been in discussions with this publisher. When the company has completed the online technology i.e. emulation, user interface, encryption for transactions and has fully tested the system, then licensing of titles will occur.

MoJo Entertainment's market is every classic games player worldwide who own PC's. Just as there are classic rock radio stations, television shows about classic rock or class era's, e.g. VH-I's "Where are the 70' and 80's?"  According to the Entertainment Software Association's 2005 Sales, Demographics and Usage Data Report, there is an enormous demand for classic games in the home and in the arcades. As the report shows -" 75% of heads of households play computer or video games." Our classic game website and tournament system, which is in development, will be unique, as MoJo intends to be the only site that will be classic video games specific for tournament prize payout through licenses with the game publishers. Although in discussion with game publishers with whom the Company has long-term relationships, the Company has not yet secured the licenses. There are other websites that offer classic video games, but we are unaware of any that offer tournaments.

MoJo Entertainment plans to employ a part-time Public Relations professional to attend consumer and industry trade shows and a Graphic Designer/Artist as needed to design packaging, sales material and to maintain continuity of corporate image once the Company has developed more classic arcade demonstration games for its website.  These individuals will provide the necessary exposure of MoJo Entertainment products in trade publications, trade show events, and web links.  The Company intends to outsource the majority of its services and expects no significant change in the number of its employees.

Products

Originally the Company had entered into discussions with UltraCade Technologies Inc. to develop UltraPin, a classic pinball arcade game, onto our website. In June of 2006, UltraCade was purchased by Global VR, Inc. and this product will no longer be pursued by the Company.

MoJo is crafting an Online Tournament System that will allow users to play their favorite classic games, and other current arcade style games at any time online, and, give the user a chance to win a Cash Prize during Daily, Weekly, Monthly and Yearly Tournaments. This system will also be made available to other Game companies who desire to hold tournaments for their own games.

The technology being developed for video game cabinet game-play and online game-play, game emulation and user interface, are the same and scalable for future game interface features. Video game cabinet game play is when the Player can play games that are contained in a video game cabinet that is "Out of Home" in a venue that holds arcade video games, e.g. FEC's (Family Entertainment Centers) Arcades, Theme Parks (such as Six Flags), and also street locations (such as bars or pizza parlors). This video game cabinet is called Arcade Classics. Each of these video game machines will hold the technology to be connected to the Internet wherever they are located, if an Internet connection exists and the owner of the Arcade Classics video game machine chooses to connect the video game machine to the Internet.

The MoJo Online Tournament System refers to an "In Home" experience played on a PC (personal computer) within the Player's home, e.g. home office, den, etc.

The Arcade Classics video game machine for "Out of Home" and the MoJo Online Tournament System for "In Home" are both related in that if the Arcade Classics video game machine is connected to the Internet, then each product will be connected to the MoJo website and will both have the ability to operate utilizing features built within the technology for online tournament play.

The Company intends to complete its development and beta test cycle for online game-play, for Arcade Classics within the next 6 to 9 months. In order to facilitate this development cycle, the Company will outsource the services of 2 graphics artists, 2 programmers, one programmer for online tools and encryption code for transactions, one mechanical/electrical engineer, one webmaster and one product manager. Additionally, there is a requirement for an outside contract manufacturer to produce arcade cabinets for the consumer arcade product called MoJo Arcade Classics, at a cost of $2,500. Currently, the Company is approximately 80% complete in development; however, the Company and colleagues who are outside contractors have been involved with the Company's development solely on a part time basis at no charge, with the intention of joining the company when funding becomes available. The development cycle is projected to be a 6 to 9 months process. The launching of all products is intended to occur 60 days after the development cycle and testing has been completed.

Another product that was previously in the development pipeline was Jimmy Neutron Backpack Adventure. However, the Company has determined that the window of popularity of this product has passed by and will terminate its plans to include this product.

The Company plans to develop a video game cabinet, multi-player, game-play version of this software product in the third quarter of 2007 with launch date anticipated by the end of 2007. This format will allow users in multiple public locations such as bars, taverns and arcades to compete. This boxed version will be sold to established arcade locations. The software version has been Beta titled "BATTLEGALAXY." It is estimate that the development costs of this project will be $10,000.

Management has identified 3 major revenue streams:

1.   Monthly membership subscription fees of $4.95 per member. Each Member will execute an electronic contract using a credit card or an alternate form of prepayment such as PayPal. Once his or her personal account has been established they will be able to access the games via an individual password.

2.    Tournament game-play. Members will have the opportunity to enter Daily, Weekly and Monthly tournaments with cash prize payouts. In order to participate, members must pay $0.99 for each entry. Members may enter tournaments at any time and entry is unlimited. Each Member will execute an electronic contract using a credit card or an alternate form of prepayment such as PayPal and deposit a credit amount for a single game or multiple usage. Once his or her personal account has been established they will be able access the games via an individual password.

3. The member may purchase arcade control panels from the Company's website for $125.00 each using a credit card or an alternate form of prepayment such as PayPal. . These control panels will plug directly into the user's/member's PC allowing them to play video games as if they were in an arcade environment using actual arcade controls.

This will assure a fixed price for the Company's services and reasonably assure payment to the Company. The Company will book income once the service has been used.

Prototype/proof of concept website is in development. Access is by password for viewing and game-play by potential investors.

The Company will not require game title licenses until the Company begins to charge the Player(s) monetary fees. For example, when Arcade Classics is released for resale to the open market, any games contained in the Arcade Classics machine would require a license and royalties paid for the classic game titles for each machine sold via a license agreement to distribute the games contained within the machine. Additionally, any subscription fees for membership to the website from a Player to play games and/or participation in a tournament will require licenses and royalties paid for each game title played via license agreement to the rights to distribute and/or for commercial use.

Competition

The Company will compete against established companies with significantly greater financial, marketing, research and development, personnel, and other resources than the Company. Such competition could have a material adverse effect on the Company's profitability. Other companies such as Triplets and Us, and Multiple Arcade Machine Emulator offer sites that offer arcade games to the public, but none of these sites run tournaments. There are tournaments for classic games in arcades and at classic games exhibitions but not yet online. MoJo intends to fill the online tournament niche.

There currently exist a number of  companies that offer classic video games online for free game-play only, as these websites do not have licensing rights to offer downloads of the classic games nor do any of these websites offer high score tournaments for the same reason. There exist a small handful of companies such as Sony and Microsoft who offer downloadable classic games online for a fixed price as they have the rights to do so. These companies also will hold tournaments however the tournaments are focused on the most recent  i.e. newest video games these companies have released for sale into the retail market, and do not offer tournaments for classic video games.  The focus for MoJo in regard to tournament play is focused solely on classic video game titles.

Government Regulation

There are currently no regulations for tournament play and there are no cash prizes involved. Prizes will be awarded via Visa gift cards. It is common practice in the video games industry to award cash prizes in the form of merchant gift cards such as Visa gift cards which may be used in millions of retail establishments' worldwide. This provides for a safe means of awarding winners where the winner must call into the company to validate the usage of the gift card, in lieu of sending bank checks which could possibly be stolen and cashed.

There are currently a variety of online game websites that offer tournaments and progressive tournaments for games of skill and games of chance. All of these websites display terms and conditions, which state that their terms and conditions are governed by the law of their particular state. Unlike casino games, which are mostly games of chance, the chance of winning one of our games is directly related to skill level in that particular game. MoJo Entertainment will only use classic games, which are all games of skill.

Tournament play for cash prizes over the Internet is not allowed in Alaska, Montana, New Jersey, Arizona or Minnesota. There are no restrictions in any other states within the USA for tournaments with cash prize or other prizes for games of skill. Since MoJo will only use classic titles which are skill based games, as opposed to games of chance, e.g. Poker, there are no restrictions.

Employees

The Company does not have any full time employees at this time. All management activities are undertaken by the Company's Officers and Directors.

Insurance

The Company does not have Insurance coverage at this time.

Intellectual Property

The Company has substantial Intellectual Property related primarily to operating software. This software is the basis for emulating the classic video games. The Intellectual Property (IP) are the development tools which have been created for MoJo by management. The company is developing its products via its creation of 2D and 3D emulation engines. The IP also includes the tools for the expansion of the MoJo website as well as development tools to create the online game-play experience. IP also includes the tournament system that has been developed for MoJo. These development tools created by the company include the 2D emulation engine, 3D emulation engine, physics engine for motion capture, animation engines for user interfaces, hardware for the Input/Output devices used in the control panels. As of the date of this filing, none of this has received patent or copyright protection.

Reports to Security Holders

We will be filing this Form SB-2 with the Commission and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act. These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Company will voluntarily send an annual report which will include its most recent audited financial statements, when requested by a security holder. The Company files its reports electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

DESCRIPTION OF PROPERTY

Our primary business address is located at 328 North Market Street, #338, San Jose, CA 95110, phone number 267-235-6236. MoJo Entertainment, Inc. is supplied office space at this address by Bob DeKett at no charge to the Company during its Development Stage. The Company has entered into a lease agreement for offices at 7230 Indian Creek Lane, Las Vegas NV 89149 at a cost of $400 per month. The Company is a Nevada Corporation and wishes to maintain a physical presence in its corporate domicile. Nevada has no sales tax and the Company believes that the presence in Nevada will facilitate a competitive advantage for future internet sales. The Company has also rented office space in Vancouver BC Canada on a month to month basis for $200 a month which provides telephone, clerical services and assists with web design.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following plan of operation should be read in conjunction with the September 30, 2006, and December 31, 2005 and 2004 audited financial statements and the related notes elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

The business plan of MoJo Entertainment is to establish a premier Online Classic Video Game website with Tournament Cash Prize Payouts. The Company will also create new games and bring these products to market. The MoJo Entertainment website will also offer other products related to the video game industry such arcade control panels. These control panels will plug directly into the user's/member's television or PC allowing them to play video games as if they were in an arcade environment using actual arcade controls. Arcade Control Panels will be priced at $125 -$150 each and offered in 4 different models. MoJo will also offer Arcade Legends, which is a home version of the successful coin-op arcade machine called UltraCade. Arcade Legends will hold 24 classic video games and will have the ability to have games added through game packs, available through the MoJo website and consumer video game publications. Pricing for these products has not yet been determined.

The Company's business plan also includes the development of its own proprietary multi-user internet based, video game featuring futuristic multi-planet, multi-galaxy above-ground tank simulation, fortress/weapons building abilities for on-line game play. The game will feature multi levels on each individual planet. Higher levels can be attained by destroying clone combatants and defeating other players. The over-all game play will be free to the user, however, to accelerate the building of the individual fortress defensive/offensive weaponry and to advance to alternate galaxies, a fee will be charged. The Company plans on basing its software development on "FLEX," a Microsoft alternative to "FLASH."

The Company has entered into discussions with a private software developer and intends to enter into a royalty-based contract with the developer. The Company expects to have a Beta product available by the end of the second quarter of 2007.

The Company also plans to develop a video game cabinet, multi-player, game-play version of this software product in the third quarter of 2007 with launch date anticipated by the end of 2007. This format will allow users in multiple public locations such as bars, taverns and arcades to compete. This boxed version will be sold to established arcade locations. The software version has been Beta titled "BATTLEGALAXY." The projected cost of this project is $10,000.

The funds available to the Company from private offerings were for a total of $79,650and were adequate for it to cover general and operating expenses, develop a website and links to demonstrations of several arcade games and design accessory products available to its members. These products will include arcade style control panels for real arcade play for all the MoJo classic games as well as a consumer version arcade video game cabinet that includes classic arcade titles for the MoJo Arcade Classics.

On February 1, 2004 the Company entered into a six month Consulting Agreement with Wannigan Capital Corp. to provide assistance in procedures necessary to coordinate the legal, accounting and SEC and NASD filings. Wannigan Capital Corp received 10,000 restricted shares of the Company's common stock and $15,000 cash payment as remuneration. The Consulting Agreement was renewed in August 2004 for another six months, for which Wannigan Capital Corp. was compensated $15,000 (no stock). The agreement was not renewed for another term.

The Company does not have day to day operations and does not employ full or part-time staff.  The Company pays fees for services to its attorney', accountants, and transfer agent.  It retains additional services such as technology, product development, website design and assistance in procedures necessary to coordinate the legal, accounting and regulatory filings from its consultants.  A fee is paid for these services.

MoJo has had numerous meetings with game publishers regarding the roadmap for development completion and title catalogs available for licensing. The Company intends to complete the development of the online game-play technology and also the technology for emulation software, operating system and user interface over the next 6 months. At the time of completion there will be a 3 month period of Beta field testing and focus group testing in order to build a game release roadmap.

The Company has already implemented market sampling and will continue to do so through the fourth quarter of 2006. This sampling for game-play exists on the MoJo website for users to play several classic titles.  The purpose for this sampling is to prove that game-play exists and can be accessed through the MoJo website. The company intends to add other titles for sample game-play over the next twelve months and poll the number of game plays in order to craft the marketing strategy for its products.

The technology being developed for video game cabinet game-play and online game-play, game emulation and user interface are the same and scalable for future game interface features. The mechanical engineering for the consumer arcade product called Arcade Classics, is complete and awaits the technology mentioned above. The same is applicable for the product called UltraPin. The consumer control panels which a player can use to play the games on the MoJo website are complete, and the Company is discussing the proper branding for this product.

The Company intends to complete its development and beta test cycle for online game-play, for Arcade Classics within the next 6 to 9 months. In order to facilitate this development cycle, the Company will outsource the services of 2 graphics artists, 2 programmers, one programmer for online tools and encryption code for transactions, one mechanical/electrical engineer, one webmaster and one product manager. Additionally, there is a requirement for an outside contract manufacturer to produce a production of arcade cabinets for the consumer arcade product called MoJo Arcade Classics. Currently, the company is approximately 80% complete in development; however, the Company and colleagues who are outside contractors have been involved with the Company's development solely on a part-time basis at no charge, with the intention of joining the company when funding becomes available. The development cycle is projected to be a 6 to 9 months process. The launching of all products is intended to occur 60 days after the development cycle and testing has been completed.

The Company does not yet have any operations regarding its business of developing video game products. The Company has commenced market sampling on its intended products by allowing prospective users free access to play sample games on its website on a trial basis. The Company has developed its website and now has demonstration links at its website where prospective subscribers can actually experience the classic arcade games.

The Company is utilizing the services of Robert DeKett and David Foley of HyperWare Inc. (formerly UltraCade Technologies Inc.) to develop its video game products.  They receive no compensation from the Company at this time. The website construction to date has been accomplished by Robert DeKett, President of the Company and Mr. DeKett has received no salary to date, but has received consulting fees associated with website and technology development.

Development of the products has been in process over the past 9 months on a part time basis. Development continues through our own internal resources and the support of outside contractors who we intend to employ with sufficient funding. An actual license for the classic titles is not required for the development of the emulation software and user interface. Licenses will be required in order to offer gameplay from the website for a fee, and will be required for sale of game cabinets.

Mr. DeKett has been licensing classic video games and entertainment characters for over 10 years for various video game companies where he has either been employed or acted as an independent contractor. Over the span of Mr. DeKett's 25 years of experience in the video game industry, he has formed and maintained close business relationships with a large number of video game manufacturers on a worldwide basis, especially in Japan including Taito, Capcom, Jaleco, Irem, Sega and also in the USA with companies such as Midway, Atari, and Williams. Through these longstanding relationships and his previous execution of license agreements with these manufacturers for other companies for which Mr. DeKett was employed, Mr. DeKett has the relationships and ability to procure license agreements for MoJo Entertainment. Mr. DeKett has been engaged in discussions with a handful of manufacturers/publishers in order to begin the process. The process consists of submitting a games list to a manufacturer/publisher, establishing the per title license fee (pricing) for internet use and also video game cabinet use for the arcade and home (these 2 markets ie the arcade and home are generally the same license fee). MoJo intends to begin executing the first License Agreements in the second quarter of 2007.

The engine for the emulation of classic games is working whereby the company can run over 300 classic games in the same format as the games were played originally. The user interface for the games to be integrated into the MoJo consumer game cabinet called MoJo Arcade Classics, is 80% complete.  Proof of concept versions or prototypes of the control panels to be used in conjunction with playing classic titles are complete.

The MoJo website is up and running with six classic games as demos. These do not require a license or a fee to play. Within the next twelve months, the Company intends to complete the entire operating system, emulation system and user interface for the game cabinet called MoJo Arcade Classics. The company also plans to integrate the same technology for use on the MoJo website for game play subscriptions, downloading of game ROMS and participation in online tournaments. With the technology in place, licenses will be required to bring these products to market. MoJo intends to complete its technology and through this proof of concept via the technology, obtain the game licenses of games already running on the MoJo platform.

The Company will require additional cash, either from financing transactions or operating activities, to meet our long-term goals. Our long-term goals will be to develop many gaming products that will be accessed from the Company's web site.

Over the next twelve months, the Company will require an estimated additional $75,000 to meet its funding requirements and will be raising these funds through equity offerings in the form of private placements to provide funding to begin operations. In the first quarter of 2007, the Company plans to spend $5,000 to expand its website, and $15,000 to construct prototypes of an arcade video game consumer cabinet and a home version of an arcade style control panels as seen on our website at www.mojoentertainment.biz.

Over the next 12 months, the Company will require funding of approximately $10,000 for continual audits, $10,000 for legal fees, and $35,000 for software development of BATTLEGALAXY and operating expenses. Management believes it is in the best interest of its shareholders to continue to register this registration document and take on the additional responsibilities of being a fully reporting public company. The Company may not be able to obtain additional financing, either in the form of debt or equity, and there is no guarantee that, if such financing is obtained, it will be sufficient for our needs or available to us on reasonable terms. If we are able to obtain additional financing or structure strategic relationships in order to fund existing or future projects, existing shareholders will likely experience further dilution of their percentage ownership of the Company. If these milestone requirements of funding cannot be met the Company will seek Joint Venture partners. To this end, the Company was successful in obtaining an additional $25,000 in capital during November 2006.

From inception (December 29, 2003) through September 30, 2006, the Company has paid $57,116 in professional fees for legal, accounting fees associated with audited financials and consulting fees for development of the Company, and $36,711 in general and administrative costs. No funds have been expensed to pay offering expenses.

Capital and Liquidity

As of December 31, 2005 and 2004, we had total current assets of $2,822 and $27,271, respectively, and total current liabilities of $3,391 and $1,584, respectively, resulting in a working capital (deficit) of ($569) and $25,687, respectively.

As of September 30, 2006, we had total current assets of $5,199, and total current liabilities of $20,136, resulting in a working capital deficit of ($14,937).

During the period of inception (December 29, 2003) through September 30, 2006, the Company received $79,650 in cash from the sale of its common stock., and an additional $25,000 during November 2006, which it is using on a short-term basis to fund operations until the Company can generate profits.

We had cash on hand as of September 30, 2006 of $3,999. On a long-term basis we do not have sufficient cash to meet our needs and we will require additional cash, either from financing transactions or operating activities, to meet our long-term goals over the next twelve months. The

Company will require additional financing over the next twelve months. There can be no assurance that we will be able to obtain additional financing, either in the form of debt or equity, or that, if such financing is obtained, it will be sufficient for our needs or available to us on reasonable terms. In the event that the Company is unable to obtain financing, the Company will seek joint venture partners to assist in development with its technology and products. The Company has had no discussions with potential merger candidates, and has no knowledge of potential joint venture partners at this time.  If we are able to obtain additional financing or structure strategic relationships in order to fund existing or future projects, existing shareholders will likely experience further dilution of their percentage ownership of the Company by the issuance of additional shares to investors under terms not yet negotiated.

The Company has a net loss and deficit accumulated during this development stage of $94,427.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth in this item, there are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

On February 1, 2004 the Company entered into a six month Consulting Agreement with Wannigan Capital Corp., a company whose President and Director is Kevin M. Murphy, the Company's former CFO, to provide assistance in procedures necessary to coordinate the legal, accounting and SEC and NASD filings. Wannigan Capital Corp. and Kevin M. Murphy do not provide promotional services to the Company. Wannigan Capital Corp received 10,000 restricted shares of the Company's common stock and $15,000 cash payment as remuneration. The Consulting Agreement was renewed in August 2004 for another six months, for which Wannigan Capital Corp. was compensated $15,000 (no stock). The Company has not renewed its agreement with Wannigan Capital Corp. On December 30, 2004, the CFO,  Kevin Murphy, resigned from his position in the Company. The 10,000 shares owned by Wannigan Capital Corp. do not constitute a controlling interest. Wannigan Capital continues to provide office and secretarial services at no charge. Mr. Murphy does continue to provide assistance to the Company on a non-compensated basis as requested by Mr. DeKett.

In 2004, the Company incurred $2,500 in legal fees with an individual who is an officer of an entity that was the Company's majority shareholder for January through December 30, 2004.

On December 30, 2003, Robert DeKett purchased 200,000 common shares of founders stock at $0.001 per share for a total of $200.00.  On January 20, 2004, Sean Liebscher received 30,000 common shares at $0.001 per share for a director's fee.  On January 21, 2004, the Company forward split its common shares 3.5 to 1.  On June 1, 2004, Coastal Asset Management purchased 200,000 common shares of the Company at a price of $0.10 per share for a total investment of $20,000.  Coastal Asset Management is not a broker/dealer but rather a private corporation owned and controlled by Mr. Jason Sundar. None of the above is a promoter of MoJo Entertainment, Inc.

During 2004, the Company's president provided consulting services to the Company approximating $2,500, none of which was payable at December 31, 2004.  During 2005, the Company's President provided web development services to the Company totaling $1,000, none of which was payable at September 30, 2006.

Mr. DeKett has received a total of $3,500 for consulting and website development services to date.

On September 20, 2006 Mr DeKett informed the Company that he would be unable to provide the amount of time commitment previously anticipated for the Company but would instead only be able to provide the amount of time and effort normally expected from an officer and director in his positions. As such, his original consideration of 200,000 common shares par value $0.001 (pre-forward split 3.5:1 on January 20, 2004) issued for future services and reimbursement for the $200 advanced by Mr. DeKett for incorporation fees, were returned to the company. Mr DeKett will be reimbursed for the $200 incorporation fees and the Company agreed to pay Mr. DeKett an additional $3,300 for his services to date. In the future Mr. Dekett will be paid on an as needed consulting basis.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock. MoJo Entertainment, Inc. anticipates applying for trading of the common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, MoJo Entertainment can provide no assurance that the shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Currently, approximately 2,100,000 shares of stock that are not being registered herein have been held for more than 1 year, and may be eligible to be sold pursuant to Rule 144 of the Securities Act of 1933. However, since these shares are held by affiliates, as that term is described in Rule 144, those shares are subject to volume limitations, and the shares must be sold through a broker or market transaction, and a report of those sales must be filed pursuant to the Securities Exchange Act of 1934.

Holders of Common Stock

Non-Cumulative Voting.

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Stock Option Grants

There are no Stock Options granted at this time.

Registration Rights

The Company has granted certain demand and piggyback registration rights to the Selling Shareholders, which rights have been satisfied in connection with the filing of the registration statement covering this Prospectus.

Dividends

The Company does not currently intend to pay cash dividends. The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company. A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the Company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

EXECUTIVE COMPENSATION

(a) No officer or director of the Company is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be paid in the future directly or indirectly by the corporation to any officer or director under any plan which presently exists. There are no plans to increase the number of employees significantly over the next twelve months.

(d) On January 20, 2004, Sean Liebscher received 30,000 shares of the Company's $0.001 par value common shares at a deemed value of $30.00 as a director's fee.

(e) On February 1, 2004 the Company entered into a six month Consulting Agreement with Wannigan Capital Corp., a company whose President and Director is Kevin M. Murphy, the Company's former CFO, to provide assistance in procedures necessary to coordinate the legal, accounting and SEC and NASD filings. Wannigan Capital Corp. and Kevin M. Murphy do not provide promotional services to the Company. Wannigan Capital Corp received 10,000 restricted shares of the Company's common stock and $15,000 cash payment as remuneration. The Consulting Agreement was renewed in August 2004 for another six months, for which Wannigan Capital Corp. was compensated $15,000 (no stock). The Company has not renewed its agreement with Wannigan Capital Corp. On December 30, 2004, the CFO, Kevin Murphy, resigned from his position in the Company.

(f) During 2004, the Company's president provided consulting services to the Company approximating $2,500, none of which was payable at December 31, 2004.  During 2005, the Company's President provided web development services to the Company totaling $1,000, none of which was payable at September 30, 2006.  During 2006, the Company's President will be reimbursed $200 for advanced incorporation fees, and the Company agreed to pay an additional $3,300 for services to date, all of which is payable at September 30, 2006.

Director Compensation

The Directors of the Company do not receive compensation at this time, but are paid consulting fees for specific services as incurred.

FINANCIAL STATEMENTS

Audited Financial Statements as of and for the periods ended September 30, 2006, and December 31, 2005 and 2004 are included herewith.

MOJO ENTERTAINMENT, INC.

(A Development Stage Company)

Audited Financial Statements

For the Nine Months ended September 30, 2006

And the Period of December 29, 2003 (date of inception) through

September 30, 2006

MOJO ENTERTAINMENT, INC.

(A Development Stage Company)

Audited Financial Statements

For the Three Months Ended September 30, 2006, and

the Period of December 29, 2003 (date of inception) to September 30, 2006

Table of Contents

Report of Independent Registered Public Accounting Firm

Financial Statements

Balance Sheets

Statements of Operations

Statements of Changes in Stockholders' Equity (Deficit)

Statements of Cash Flows

Notes to Financial Statements

Child, Van Wagoner & Bradshaw, PLLC

A Professional Limited Liability Company of CERTIFIED PUBLIC ACCOUNTANTS

1284 W. Flint Meadow Dr., Suite D, Kaysville, UT 84037 PHONE: (801) 927-1337 FAX: (801) 927-1344

Report of Independent Registered Public Accounting Firm

To the Board of Directors

MoJo Entertainment, Inc.

We have audited the balance sheet of MoJo Entertainment, Inc. (a development stage company) (the Company) as of September 30, 2006, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the nine months ended September 30, 2006, and the period from December 29, 2003 (date of inception) to September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MoJo Entertainment, Inc. as of September 30, 2006, and the results of its operations and its cash flows for the nine months ended September 30, 2006, and the period from December 29, 2003 (date of inception) to September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has suffered net losses since inception and is still considered a development stage company, as it has not yet obtained revenues from its planned principle operations. These factors raise substantial doubt about the Company's ability to meet its obligations and to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/: Child, Van Wagoner & Bradshaw, PLLC

Kaysville, Utah

November 30, 2006

MoJo Entertainment, Inc.

(A Development Stage Company)

Balance Sheets
	September 30,	December 31,
	2006	2005
ASSETS
Current assets
Cash	$ 3,999	$ 5
Deposits and prepaid expenses (note 4)	1,200	2,817

Total current assets	$ 5,199	$ 2,822

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$ 16,636	$ 3,391
Due to related parties (note 2)	3,500	-

Total current liabilities	20,136	3,391

Stockholders' deficit (note 3)
Common stock; $0.001 par value; 75,000,000 shares authorized;
2,601,000 and 3,261,000 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	2,601	3,261
Additional paid-in capital	76,889	72,429
Accumulated deficit	(94,427)	(76,259)

Total stockholders' deficit	(14,937)	(569)

Total liabilities and stockholders' deficit	$ 5,199	$ 2,822

See Accompanying Notes to Financial Statements.

MoJo Entertainment, Inc.

(A Development Stage Company)

Statements of Operations

					Cumulative
	For the Three Months		For the Nine Months		from Inception,
	Ended September 30,		Ended September 30,		Dec. 29, 2003,
	2006	2005	2006	2005	to Sept. 30, 2006
	(Unaudited)	(Unaudited)		(Unaudited)

Revenue:	$ -	$ -	$ -	$ -	$ -

Expenses:

Professional fees	1,636	2,429	10,302	7,604	57,116
General and administrative	4,712	8,805	7,866	15,545	36,711
Organizational costs	-	-	-	-	600
Total expenses	6,348	11,234	18,168	23,149	94,427

Net loss and deficit accumulated
development stage	$ (6,348)	$ (11,234)	$ (18,168)	$ (23,149)	$ (94,427)

Net income (loss) per common share	$ (0.002)	$ (0.003)	$ (0.006)	$ (0.007)

Weighted average outstanding shares	3,187,087	3,261,000	3,236,092	3,261,000

 See Accompanying Notes to Financial Statements.

MoJo Entertainment, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity (Deficit)
Period of December 29, 2003 (date of inception) to September 30, 2006

				Deficit
				Accumulated	Total
			Additional	During	Stockholders'
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance, December 29, 2003 (inception)	-	$ -	$ -	$ -	$ -

Issuance of common stock for cash	2,100,000	2,100	(1,500)	-	600

Net loss	-	-	-	(600)	(600)

Balance, December 31, 2003	2,100,000	2,100	(1,500)	(600)	-

Issuance of common stock for cash	1,046,000	1,046	74,004	-	75,050

Issuance of common stock for services	115,000	115	(75)	-	40

Net loss	-	-	-	(49,403)	(49,403)

Balance, December 31, 2004	3,261,000	3,261	72,429	(50,003)	25,687

Net loss	-	-	-	(26,256)	(26,256)

Balance, December 31, 2005	3,261,000	3,261	72,429	(76,259)	(569)

Repurchase and cancellation of common stock	(700,000)	(700)	500	-	(200)

Issuance of common stock for cash	40,000	40	3,960	-	4,000

Net loss	-	-	-	(18,168)	(18,168)

Balance, September 30, 2006	2,601,000	$ 2,601	$ 76,889	$ (94,427)	$ (14,937)

See Accompanying Notes to Financial Statements.

MoJo Entertainment, Inc.

(A Development Stage Company)

Statements of Cash Flows

			Period from
			December 29,
	Nine months	Nine months	2003 (inception)
	Ended September 30,	Ended September 30,	through September 30,
	2006	2005	2006
Cash flows from operating activities:		(Unaudited)

Net loss	$ (18,168)	$ (23,149)	$ (94,427)

Adjustments to reconcile net loss to
net cash used in operating activities:
Common stock issued for consulting services	-	-	40
Changes in operating assets and liabilities:
Increase in prepaid expenses - related party	1,617	(1,829)	(1,200)
Increase in accounts payable	13,245	4,263	16,636
Due to related parties	3,300	-	3,300

Total cash flows used in operating activities	(6)	(20,715)	(75,651)

Cash flows from investing activities:	-	-	-

Cash flows from financing activities:

Common stock issued for cash	4,000	-	79,650

Total cash flows provided by financing activities	4,000	-	79,650

Net change in cash	3,994	(20,715)	3,999
Cash balance at beginning of period	5	24,771	-
Cash balance at end of period	$ 3,999	$ 4,056	$ 3,999

Supplemental disclosure of cash flows

Cash paid for interest	$ -	$ -	$ -
Cash paid for income taxes	$ -	$ -	$ -

Schedule of non-cash investing and financing activities

Issuance of common stock for consulting services	$ -	$ -	$ 40
Repurchase and cancellation of common stock	$ 200	$ -	$ 200

See Accompanying Notes to Financial Statements.

MoJo Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Nine Months Ended September 30, 2006

1. Organization and Summary of Significant Accounting Policies

This summary of significant accounting policies of MoJo Entertainment, Inc. (a development stage company) (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development stage in accordance with SFAS 7, "Accounting and Reporting by Development Stage Enterprises."

Business activity

MoJo Entertainment, Inc. (the Company) is a Nevada corporation organized on December 29, 2003 to develop, manufacture, and market video game and imaging products for the coin-op, vending, and corporate marketing industries. The Company has elected a fiscal year end of December 31st.

Income taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under Financial Accounting Standards Board Statement No. 109 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Development stage deferred tax assets arising as a result of net operating loss carryforwards totaling approximately $33,050 have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. The valuation allowance changed during the nine months ended September 30, 2006 by approximately $6,360 due to the increase in net operating losses. Operating loss carryforwards generated during the period from December 29, 2003 (inception) through September 30, 2006 of approximately $95,000 will begin to expire in 2023.

Income tax expense (benefit) for the period differs from the amount derived using statutory federal rates as follows:

Income tax benefit at federal statutory rate of 35%	$ 6,360
State income tax benefit	.
Change in valuation allowance	(6,360)
Total benefit	$ -

Foreign Currency

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

Net gains and losses resulting from foreign exchange transactions are included in the statements of operations and were not material during the periods presented. The cumulative translation adjustment and effect of exchange rate changes on cash at September 30, 2006 and December 31, 2005 was not material.

MoJo Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Nine Months Ended September 30, 2006

1. Organization and Summary of Significant Accounting Policies (continued)

Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company had $3,999 and $5 in cash or cash equivalents at September 30, 2006 and December 31, 2005, respectively.

Revenue Recognition

The Company has three major revenue streams as follows:

  Monthly membership subscription fees for $4.95. The subscriptions are non-refundable and allow unlimited online game-play for the duration of the subscription.

  Daily, weekly, and monthly online tournament game-play for $.99 per entry. The entry fees are non-refundable, and members can submit an unlimited number of entries,

  Members may purchase arcade control panels for $125 from the Company's website. Control panel purchases are final and non-refundable.

Payment for the Company's services is made on the Company's website via credit card prior to the Company's services being rendered. Members are required to sign an electronic contract acknowledging the stated non-refundable price of the Company's services. Revenues will be recognized upon the expiration of the daily, weekly, or monthly contracted terms, and upon shipment of the control panels.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)." This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. Employers with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and provide required disclosures as of the end of the fiscal year ending December 15, 2006.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.

MoJo Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Nine Months Ended September 30, 2006

1. Organization and Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements (continued)

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140." This statement amends SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," with respect to the accounting for separately recognized servicing assets and servicing liabilities." This statement is effective as of the beginning of its first fiscal year beginning after September 15, 2006.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140." This statement amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interest in Securitized Financial Assets." This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year beginning after September 15, 2006.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle. This statement requires retrospective application to prior periods' financial statements of changes in accounting principle, when practicable.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company's future financial reporting.

2.    Related Party Transactions

In February 2004, the Company entered into a consulting agreement with an entity affiliated with its chief financial officer. The entity was engaged to perform consulting services for the Company for February through July 2004 in exchange for $15,000 and 10,000 shares of restricted common stock. The agreement was renewed for the period of August 2004 through January 2005, compensation for which was $15,000 and no common shares. The Company paid for the entire six months of services in advance, leaving $2,500 in unamortized prepaid services at December 31, 2004 that was expensed in January 2005. On December 30, 2004, the chief financial officer resigned from his position in the Company.

In 2004, the Company incurred $2,500 in legal fees with an individual who is an officer of an entity that was the Company's majority shareholder for January through December 30, 2004.

In 2004, the Company's President provided consulting services to the Company for $2,500 cash. In 2005, the President provided web development services to the Company for $1,000 cash. None of these amounts was payable to the Company at December 31, 2005 or September 30, 2006.

In September 2006, the Company repurchased and subsequently canceled a total of 700,000 shares (originally 200,000 pre-split shares) issued to its President. The shares were repurchased at their original pre-split cost of $200, which is payable to the President at September 30, 2006. During the period, the Company also incurred $3,300 in consulting fees with the President, which remains payable at September 30, 2006.

MoJo Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Nine Months Ended September 30, 2006

3.    Stockholders' Equity

In December 2003, the Company undertook a private offering of 600,000 pre-split shares of its common stock, with an offering price of $0.001 per share. The proceeds from this offering of $600 were used to cover further start-up and organizational costs of the Corporation.

In January 2004, the Company approved a 3.5-to-1 stock split of its common stock. Accordingly, the accompanying financial statements have been retroactively adjusted from inception to include application of the split. The par value of the Company's common stock remained at $.001 per share resulting in negative additional paid-in-capital to account for certain shares issued at less than par value after adjusting for the split.

In January and February 2004, the Company issued 115,000 shares of common stock to officers and directors for consulting services valued at $40.

In April and May 2004, the Company issued 591,000 shares of common stock at $.05 per share for $29,550 in cash. In June 2004, the Company issued 335,000 shares of common stock at $.10 per share for $33,500 in cash. Both stock issuances were pursuant to the terms of separate confidential private offering memorandums, resulting in 926,000 shares issued for cash totaling $63,050.

During July 2004 and pursuant to the terms of a confidential private offering memorandum, the Company issued 120,000 shares of its common stock at $.10 per share for $12,000 in cash.

In September 2006, the Company repurchased and canceled 700,000 shares (originally 200,000 pre-split issued to its President) of its common stock for $200, that remains payable to the President at September 30, 2006.

In September 2006 and pursuant to the terms of a confidential private offering memorandum, the Company issued 40,000 shares of its common stock at $0.10 per share for $4,000 cash.

4. Commitments and Contingencies

On April 4, 2005, the Company entered into a lease agreement for office space in Nevada. The agreement's length is one year commencing April 1, 2005 with monthly rent payments of $400. The Company paid $4,800 for the entire year of rent up front and an initial security deposit of $1,200, resulting in $1,200 and $2,817 of prepaid expenses at September 30, 2006 and December 31, 2005. The Company renewed the lease agreement for one year commencing April 1, 2006 with monthly rent payments of $400.

Since August 2004, the Company has paid approximately $200 (CND $) monthly for office space in Canada. The office space is utilized by various individuals with whom the Company contracts to provide web design, bookkeeping, and telephone receptionist services. There is no lease and the agreement is cancelable at any time.

Total rent expenses for the nine months ended September 30, 2006 and September 30, 2005, were $4,017 and $3,741 respectively.

MoJo Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Nine Months Ended September 30, 2006

5. Going Concern Considerations

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Unanticipated costs and expenses or inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. To the extent financing is not available, the Company may not be able to or may be delayed in expanding its services and meeting its obligations. The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. The accompanying financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

6. Subsequent Events

In November 2006 and in accordance with a confidential private offering memorandum, the Company issued 250,000 shares of its common stock at $.10 per share for $25,000 cash.

MOJO ENTERTAINMENT, INC.

(A Development Stage Company)

Audited Financial Statements

For the Years Ended December 31, 2005 and 2004, and

the Period of December 29, 2003 (date of inception)

to December 31, 2005

MOJO ENTERTAINMENT, INC.

(A Development Stage Company)

Audited Financial Statements

For the Years Ended December 31, 2005 and 2004, and

the Period of December 29, 2003 (date of inception) to December 31, 2005

Table of Contents

Report of Independent Registered Public Accounting Firm

Financial Statements

Balance Sheets

Statements of Operations

Statements of Changes in Stockholders' Equity (Deficit)

Statements of Cash Flows

Notes to Financial Statements

Child, Van Wagoner & Bradshaw, PLLC

A Professional Limited Liability Company of CERTIFIED PUBLIC ACCOUNTANTS

1284 W. Flint Meadow Dr., Suite D, Kaysville, UT 84037 PHONE: (801) 927-1337 FAX: (801) 927-1344

Report of Independent Registered Public Accounting Firm

To the Board of Directors

MoJo Entertainment, Inc.

We have audited the balance sheets of MoJo Entertainment, Inc. (a development stage company) (the Company) as of December 31, 2005 and 2004, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 2005 and 2004, and the period from December 29, 2003 (date of inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MoJo Entertainment, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004, and the period from December 29, 2003 (date of inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has suffered net losses since inception and is still considered a development stage company, as it has not yet obtained revenues from its planned principle operations. These factors raise substantial doubt about the Company's ability to meet its obligations and to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner & Bradshaw, PLLC

Kaysville, Utah

May 31, 2006 (except for Note 4 and 'Estimates' and 'Revenue Recognition ' under Note 1, which are dated November 30, 2006)

MoJo Entertainment, Inc.

(A Development Stage Company)

Balance Sheets

	December 31,
	2005	2004
ASSETS
Current assets
Cash	$ 5	$ 24,771
Prepaid expenses - related party (note 2)	-	2,500
Deposits and prepaid expenses (note 4)	2,817	-

Total current assets	$ 2,822	$ 27,271

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$ 3,391	1,584
Total current liabilities	3,391	1,584

Stockholders' equity (deficit) (note 3)
Common stock; $0.001 par value; 75,000,000 shares
authorized; 3,261,000 shares issued & outstanding	3,261	3,261
Additional paid-in capital	72,429	72,429
Accumulated deficit	(76,259)	(50,003)

Total stockholders' equity (deficit)	(569)	25,687

Total liabilities and stockholders' equity (deficit)	$ 2,822	$ 27,271

See Accompanying Notes to Financial Statements

MoJo Entertainment, Inc.

(A Development Stage Company)

Statements of Operations

			Period of
			December 29,
			2003 (inception)
	Year Ended December 31,		to December 31,
	2005	2004	2005

Revenues	$ -	$ -	$ -

Expenses
Professional fees	10,994	35,820	46,814
General and administrative	15,262	13,583	28,845
Organizational costs	-	-	600
Total expenses	26,256	49,403	76,259

Net loss and deficit accumulated during
development stage	$ (26,256)	$ (49,403)	$ (76,259)

Net loss per share	$ (0.008)	$ (0.015)

Weighted average common
shares outstanding	3,261,000	3,261,000

See Accompanying Notes to Financial Statements

MoJo Entertainment, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity (Deficit)
Period of December 29, 2003 (date of inception) to December 31, 2005

				Deficit
				Accumulated	Total
			Additional	During	Stockholders'
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance, December 29, 2003 (inception)	-	$ -	$ -	$ -	$ -

Common stock issued for cash	2,100,000	2,100	(1,500)	-	600

Net loss	-	-	-	(600)	(600)

Balance, December 31, 2003	2,100,000	2,100	(1,500)	(600)	-

Common stock issued for cash	1,046,000	1,046	74,004	-	75,050

Common stock issued for services	115,000	115	(75)	-	40

Net loss	-	-	-	(49,403)	(49,403)

Balance, December 31, 2004	3,261,000	3,261	72,429	(50,003)	25,687

Net loss	-	-	-	(26,256)	(26,256)

Balance, December 31, 2005	3,261,000	$ 3,261	$ 72,429	$ (76,259)	$ (569)

See Accompanying Notes to Financial Statements

MoJo Entertainment, Inc.

(A Development Stage Company)

Statements of Cash Flows

			Period of
			December 29,
			2003 (inception)
	Year Ended December 31,		to December 31,
	2005	2004	2005
Cash flows from operating activities:

Net loss	$ (26,256)	$ (49,403)	$ (76,259)

Adjustments to reconcile net loss to
net cash used in operating activities:
Common stock issued for consulting services	-	40	40

Changes in operating assets and liabilities:
Increase in prepaid expenses	(2,817)	-	(2,817)
(Increase) decrease in prepaid expenses - related party	2,500	(2,500)	-
Accounts payable	1,807	1,584	3,391

Total cash flows used in operating activities	(24,766)	(50,279)	(75,645)

Cash flows from investing activities:	-	-	-

Cash flows from financing activities:

Common stock issued for cash	-	75,050	75,650

Total cash flows provided by financing activities	-	75,050	75,650

Net change in cash	(24,766)	(24,771)	5

Cash balance at beginning of period	24,771	-	-

Cash balance at end of period	$ 5	$ 24,771	$ 5

Supplemental disclosure of cash flows

Cash paid for interest and income taxes	$ -	$ -	$ -

See Accompanying Notes to Financial Statements

MoJo Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Years Ended December 31, 2005 and 2004,

and the Period of December 29, 2003 (inception) to December 31, 2005

1. Organization and Summary of Significant Accounting Policies

This summary of significant accounting policies of MoJo Entertainment, Inc. (a development stage company) (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development stage in accordance with SFAS 7, "Accounting and Reporting by Development Stage Enterprises."

Business Activity

MoJo Entertainment, Inc. (the Company) is a Nevada corporation organized on December 29, 2003 to develop, manufacture, and market video game and imaging products for the coin-op, vending, and corporate marketing industries. The Company has elected a fiscal year end of December 31st.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under SFAS 109, "Accounting for Income Taxes," to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Development stage deferred tax assets totaling approximately $26,691 have arisen as a result of net operating loss carryforwards and been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. The valuation allowance increased during the years ended December 31, 2005 and 2004 by approximately $17,291 and $9,190, respectively, due to the increase in net operating losses. Operating loss carryforwards generated during the period from December 29, 2003 (inception) through December 31, 2005 of approximately $76,000 will begin to expire in 2023.

Income tax expense (benefit) differs from the amount derived using statutory federal rates as follows:

	December 31,
	2005	2004
Income tax benefit at federal statutory rate of 35%	$ 9,190	$ 17,291
State income tax benefit	-	-.
Change in valuation allowance	(9,190)	(17,291)
Total benefit	$ -	$ -

Foreign Currency

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with SFAS No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

Net gains and losses resulting from foreign exchange transactions are included in the statements of operations and were not material during the periods presented. The cumulative translation adjustment and effect of exchange rate changes on cash at December 31, 2005 and 2004 was not material.

MoJo Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Years Ended December 31, 2005 and 2004,

and the Period of December 29, 2003 (inception) to December 31, 2005

1. Organization and Summary of Significant Accounting Policies (continued)

Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company had $5 and $24,771 in cash or cash equivalents at December 31, 2005 and 2004, respectively.

Revenue Recognition

The Company has three major revenue streams as follows:

  Monthly membership subscription fees for $4.95. The subscriptions are non-refundable and allow unlimited online game-play for the duration of the subscription.

  Daily, weekly, and monthly online tournament game-play for $.99 per entry. The entry fees are non-refundable, and members can submit an unlimited number of entries,

  Members may purchase arcade control panels for $125 from the Company's website. Control panel purchases are final and non-refundable.

Payment for the Company's services is made on the Company's website via credit card prior to the Company's services being rendered. Members are required to sign an electronic contract acknowledging the stated non-refundable price of the Company's services. Revenues will be recognized upon the expiration of the daily, weekly, or monthly contracted terms, and upon shipment of the control panels.

Recently Issued Accounting Pronouncements

In December of 2002, the FASB issued SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - An Amendment of FASB Statement No. 123." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.

MoJo Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Years Ended December 31, 2005 and 2004,

and the Period of December 29, 2003 (inception) to December 31, 2005

1. Organization and Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements (continued)

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument within its scope as a liability (or asset in some circumstances). SFAS No. 150 was effective for financial statements entered into or modified after May 31, 2003 and otherwise was effective and adopted by the Company in 2003.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle. This statement requires retrospective application to prior periods' financial statements of changes in accounting principle, when practicable.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company's future financial reporting.

2.    Related Party Transactions

In February 2004, the Company entered into a consulting agreement with an entity affiliated with its chief financial officer. The entity was engaged to perform consulting services for the Company for February through July 2004 in exchange for $15,000 and 10,000 shares of restricted common stock. The agreement was renewed for the period of August 2004 through January 2005, compensation for which was $15,000 and no common shares. The Company paid for the entire six months of services in advance, leaving $2,500 in unamortized prepaid services at December 31, 2004 that were expensed in January 2005. On December 30, 2004, the chief financial officer resigned from his position in the Company.

In 2004, the Company incurred $2,500 in legal fees with an individual who is an officer of an entity that was the Company's majority shareholder for January through December 30, 2004.

To date, the Company has incurred $3,500 in website development and consulting fees with its President.

3.    Stockholders' Equity

In December 2003, the Company undertook a private offering of 600,000 pre-split shares of its common stock, with an offering price of $0.001 per share. The proceeds from this offering of $600 were used to cover further start-up and organizational costs of the Corporation.

In January 2004, the Company approved a 3.5-to-1 stock split of its common stock. Accordingly, the accompanying financial statements have been retroactively adjusted from inception to include application of the split. The par value of the Company's common stock remained at $.001 per share resulting in negative additional paid-in-capital to account for certain shares issued at less than par value after adjusting for the split.

MoJo Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Years Ended December 31, 2005 and 2004,

and the Period of December 29, 2003 (inception) to December 31, 2005

3.    Stockholders' Equity (continued)

In January and February 2004, the Company issued 115,000 shares of common stock to officers and directors for consulting services valued at $40.

In April and May 2004, the Company issued 591,000 shares of common stock at $.05 per share for $29,550 in cash. In June 2004, the Company issued 455,000 shares of common stock at $.10 per share for $45,500 in cash. Both stock issuances were pursuant to the terms of separate confidential private offering memorandums, resulting in 1,046,000 shares issued for cash totaling $75,050.

4. Commitments and Contingencies

On April 4, 2005, the Company entered into a lease agreement for office space in Nevada. The agreement's length is one year commencing April 1, 2005 with monthly rent payments of $400. The Company paid $4,800 for the entire year of rent up front and an initial security deposit of $1,200, resulting in $2,817 of prepaid expenses at December 31, 2005. In April 2006, the lease was renewed for another one-year term.

Since August 2004, the Company has paid approximately $200 (CND $) monthly for office space in Canada. The office space is utilized by various individuals with whom the Company contracts to provide web design, bookkeeping, and telephone receptionist services. There is no lease and the agreement is cancelable at any time.

Total rent expenses for the years ended December 31, 2005 and 2004, were $5,254 and $626, respectively.

5. Going Concern Considerations

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Unanticipated costs and expenses or inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. To the extent financing is not available, the Company may not be able to or may be delayed in expanding its services and meeting its obligations. The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. The accompanying financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURES

During the two most recent fiscal years, there has been no disagreement with the Registrant's principal accountant, nor has the Registrant's principal account resigned or been dismissed.

(a) Effective on January 1, 2006, Child, Sullivan & Company, the independent registered public accounting firm who was previously engaged as the principal accountant to audit the Company's financial statements, changed its accounting practice from a corporation to a professional limited liability company named Child, Van Wagoner & Bradshaw, PLLC. As this is viewed as a separate legal entity, the Company terminated its accounting arrangement with Child, Sullivan & Company. The decision to change principal accountants was approved by the Company's Audit Committee and subsequently approved by the Board of Directors.

Child, Sullivan & Company audited the Company's financial statements for the period from December 29, 2003 (inception) through December 31, 2004. This firm's report on these financial statements dated February 23, 2005, was modified as to uncertainty that the Company will continue as a going concern; other than this, the accountant's report on the financial statements for that period neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from December 29, 2003 (inception) through December 30, 2004, and the subsequent interim period preceding such change, there were no disagreements with Child, Sullivan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(b) On January 1, 2006, the Company engaged Child, Van Wagoner & Bradshaw, PLLC, as successor to Child, Sullivan & Company, as its independent registered public accounting firm to audit the Company's financial statements. During the period from December 29, 2003 (inception) through December 31, 2004, and the subsequent interim period prior to engaging this firm, neither the Company (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

Until close of the offering, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the Selling Shareholders and any discounts or commissions payable with respect to sales of the shares, will be paid by the Company as follows:

SEC registration fee	$ 88
Accounting fees and expenses	3,000
Legal fees and expenses	3,000

Total	$ 6,088

RECENT SALES OF UNREGISTERED SECURITIES

In December 2003, the Company undertook a private offering of 600,000 pre-split shares of its common stock, with an offering price of $0.001 per share. The proceeds from this offering were used to cover further start-up and organizational costs of the Company. This offering was undertaken directly by the Corporation. The Corporation prepared and distributed a private offering memorandum in connection with this offering to all prospective investors, made all filings, and paid all fees, as required under federal and state securities laws and regulations to properly qualify this offering under said laws and regulations, including but not limited to Regulation D promulgated by the U.S. Securities and Exchange Commission under Section 4(2) of the Securities Act of 1933. All 600,000 shares were subscribed, resulting in proceeds to the Company of $600.  200,000 of the shares were purchased by Robert DeKett, an Officer and Director of the Company and 400,000 of the shares were purchased by Greenleaf Forum Investment Group Inc. whose President is Kevin Murphy, a former Officer and Director of the Company.

In January 2004, the Company authorized a 3.5 to 1 forward stock split, retroactively increasing the 600,000 outstanding shares to 2,100,000 shares. The stock split also increased 30,000 outstanding shares issued to a Director in exchange for services, to 105,000 shares. No other shares were issued and outstanding at this time.

In February 2004, the Company executed a consulting agreement with Wannigan Capital Corp. In exchange for consulting services, the Company paid Wannigan $15,000 and 10,000 shares of its $0.001 par value common stock.

On April 15, 2004 the Company commenced an offering of 1,000,000 shares of its $.001 par value common stock at an offering price of $0.05 per share pursuant to the terms of a confidential private offering memorandum dated April 15, 2004 for the purpose of providing additional working and development capital for the Company. The minimum investment required was $250.00. No discounts or commissions were paid in connection with this offering. On May 27, 2004, this offering was closed, resulting in the sale of 591,000 shares and proceeds to the Company, before costs of the offering, of $29,550.

On June 1, 2004, the Company commenced an offering of 500,000 shares of its $.001 par value common stock at an offering price of $0.10 per share pursuant to the terms of a confidential private offering memorandum dated June 1, 2004, for the purpose of providing additional working and development capital for the Company. The minimum investment required was $250.00. No discounts or commissions were paid in connection with this offering. On July 10, 2004, this offering was closed, resulting in the sale of 455,000 shares and proceeds to the Company, before costs of the offering, of $45,500.

All of these offerings were undertaken pursuant to the limited offering exemption from registration under the Securities Act of 1933 as provided in Rule 504 under Regulation D as promulgated by the U.S. Securities and Exchange Commission. These offerings met the requirements of Rule 504 in that: (a) the total of funds raised in the two offerings does not exceed $1,000,000; and (b) the offer and sale of the shares was not accomplished by means of any general advertising or general solicitation.

The class of persons that these offerings were made to were "sophisticated investors." As a result, offers were made only to persons that the Company believed, and had reasonable grounds to believe, either (a) have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the proposed investment, or (b) can bear the economic risks of the proposed investment (that is, at the time of investment, could afford a complete loss). Additionally, sales were made only to persons whom the Company believed, and had reasonable grounds to believe immediately prior to such sale and upon making reasonable inquiry, (a) are capable of bearing the economic risk of the investment, and (b) either personally possess the requisite knowledge and experience, or, together with their offeree representative, have such knowledge and experience.

Mr. Kevin Murphy, as President of Greenleaf Forum Investments Inc., entered into a contract with Howard Bouch, Grove House, 13 Low Seaton, Workington, Cumbria, England CA141PR, wherein Mr. Bouch purchased 1,400,000 shares of the Company's common stock in a private sale at a price of $1,400 USD. A copy of the agreement is attached. There are no arrangements between parties regarding future share ownership.

On September 20, 2006 Mr DeKett informed the Company that he would be unable to provide the amount of time commitment previously anticipated for the Company but would instead only be able to provide the amount of time and effort normally expected from an officer and director in his positions. As such, his original consideration of 200,000 common shares par value $0.001 (pre-forward split 3.5:1 on January 20, 2004) issued for future services and reimbursement for the $200 advanced by Mr. DeKett for incorporation fees, were returned to the company. Mr DeKett will be reimbursed for the $200 incorporation fees and the Company agreed to pay Mr. DeKett an additional $3,300 for his services to date. In the future Mr. Dekett will be paid on an as needed consulting basis.

These sales of unregistered securities were made to the following firms and individuals (all residents of the United States) and the date of purchase:

Robert DeKett	30-Dec-03
K. Sean Liebscher	20-Jan-04
Wannigan Capital Corp	1-Feb-04

These sales of unregistered securities were made to the following firms and individuals (all residents outside the United States):

Warren Brown

Konstantine Tsakumis

Diane Tsakumis

Brian Cole

Benjamin Taylor

Steve Clare

Ninan Thampy

Simon Chen

Lauren Militzer

Edward Militzer

Lokesh Chaudry

Shyang-Jiun Kong

Susan Kong

Jessie Dusangh

Karen Dusangh

Perry Yuen

Gary Chong

Richard Wittstock

Karen Bradley

Steven Vereschagin

Hugo Park

Nancy Chong

Coastal Asset Management

Lloyd Jeffs

Joyce Chong

Mike Flowerdew

John Bevilaqua

Jeff Sundar

Brad Stuit

Bruce Hannan

Hugh Scarlett

Robert Stocks

Amanda Polak

Jarrett Guy

Tammy Seibel

Farham Rhemtulla

Jay Senick

Hanif Virani

Wade Peckham

Steve Rowles

Derrick Lewis

Howard Bouch

21-Apr-04

22-Apr-04

22-Apr-04

1-May-04

1-May-04

4-May-04

5-May-04

6-May-04

 6-May-04

6-May-04

7-May-04

7-May-04

7-May-04

7-May-04

7-May-04

7-May-04

19-May-04

19-May-04

19-May-04

27-May-04

27-May-04

27-May-04

1-Jun-04

8-Jun-04

8-Jun-04

8-Jun-04

8-Jun-04

8-Jun-04

15-Jun-04

15-Jun-04

6-Jul-04

 6-Jul-04

6-Jul-04

6-Jul-04

6-Jul-04

6-Jul-04

6-Jul-04

6-Jul-04

6-Jul-04

7-Jul-04

7-Jul-04

31-Dec-04

EXHIBITS

Document	Exhibit No.	Location
Articles of Incorporation	3.1	Previously Filed
Bylaws	3.2	Previously Filed
Opinion on Legality	5	Previously Filed
Consulting Agreement - Wannigan Capital Corp.	10.1	Previously Filed
Consent of Accountant	23.1	Included
Consent of Counsel	23.2	Included in Ex. 5
Greenleaf Letter of Agreement	23.3	Previously Filed
Wannigan Capital Consulting Agreement	23.4	Previously Filed
Lease Agreement	23.5	Previously Filed

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any Prospectus required by Section l0(a)(3) of the Securities Act;

(ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and Notwithstanding the forgoing, any increase or decrease in volume of secuities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

 (iii) To include any material information with on the plan of distribution.

(2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liabilities of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small buines issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the seucirites are offered or sold to such purchaser by means of any of the following communications, the undersigned small buisiness issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purcuahser;

i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required pursuant to Rule 424;

ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5. Insofar as indemnification for determining liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada, on December 12, 2006

MoJo Entertainment, Inc.

(Registrant)

Date:    December 12, 2006                                                                                                By:         /s/ Bob DeKett

                                                                                                                                                       Bob DeKett,

                                                                                                                                                       President/ Director

Date:    December 12, 2006                                                                                                By:    /s/ Bob DeKett

                                                                                                                                                        Bob DeKett,

                                                                                                                                                        CFO/Treasurer

                                                                                                                                                        Chief Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Bob DeKett	President, Director	12/12/2006
Bob DeKett

/s/ Bob DeKett	CFO, Treasurer	12/12/2006
Bob DeKett

/s/ K. Sean Liebscher	Director	12/12/2006
K. Sean Liebscher